UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES

EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 8, 2008

CASCADE MICROTECH, INC.

(Exact name of registrant as specified in its charter)

OREGON	000-51072	93-0856709
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2430 N.W. 206th Avenue

Beaverton, Oregon 97006

(503) 601-1000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On August 8, 2008, the Board of Directors of Cascade Microtech, Inc. (the “Company”) approved a reorganization of the Company’s organizational structure and certain changes in the Company’s management. The Company issued a press release on August 12, 2008 announcing the reorganization and management changes, a copy of which is attached hereto as Exhibit 99.1.

Willis Damkroger, formerly Vice President and General Manager of the Production Products Division, has taken the role of Vice President, Sales and Customer Support for the Company. John Pence, formerly Vice President and General Manager of the Engineering Products Division, has taken the role of Vice President, Business Development. Mike Kondrat, formerly Vice President, Marketing for Production Products, has taken the role of Vice President, Marketing. Anand Nambiar, formerly Vice President for Procurement and Quality Control, has taken the role of Vice President, Operations. The Company is currently performing a search for a Vice President, Engineering. New base salaries were established for certain of the executive officers as follows: Mr. Damkroger—$220,000; Mr. Kondrat - $170,000; and Mr. Nambiar - $185,000.

On August 8, 2008, the Board of Directors of the Company approved the Executive Compensation Plan for the six-month period ending December 31, 2008 (the “Executive Compensation Plan”). The Executive Compensation Plan establishes target bonus levels for each participant and will be paid based on the achievement of certain goals. A copy of the Executive Compensation Plan is filed as Exhibit 10.1 to this report and is incorporated herein by reference.

Item 9.01.	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits.

10.1	Executive Compensation Plan for the Six-Month Period Ending December 31, 2008.

99.1	Press Release dated August 12, 2008 issued by Cascade Microtech, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized on August 12, 2008.

CASCADE MICROTECH, INC. (Registrant)

By	/s/ Steven Sipowicz
Steven Sipowicz
Vice President and Chief Financial Officer